UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 3, 2006



                               THERMOGENESIS CORP.
             (Exact name of registrant as specified in its charter)




           Delaware                       0-16375                94-3018487
           ---------                      --------               ----------
(State or other jurisdiction of     (Commission File Number   (I.R.S. Employer
  incorporation or organization)                             Identification No.)


                                2711 Citrus Road
                        Rancho Cordova, California 95742
                        --------------------------------
              (Address and telephone number of principal executive
                               offices) (Zip Code)

                                 (916) 858-5100
                                 --------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 7 - Regulation FD
-------------------------

Section 7.01   Regulation FD Disclosure

     On February 3, 2006, ThermoGenesis Corp. (the "Company") issued a press release announcing the consummation of the sale and issuance of 8,000,000 shares of the Company's common stock, at $4.00 per share. Net proceeds before expenses from the offering were approximately $30.1 million. Upon completion of the sale and issuance, the Company had approximately 53,984,192 shares issued and outstanding.

     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Section 9 - Financial Statements and Exhibits
---------------------------------------------

Section 9.01   Financial Statements and Exhibits

     Exhibit No.    Exhibit Description
     -----------    -------------------

        99.1 Press release dated February 3, 2006, titled "ThermoGenesis Corp. Closes Offering of Common Stock."



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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            THERMOGENESIS CORP.,
                                            a Delaware Corporation


Dated:  February 3, 2006                    /s/ Matthew Plavan
                                            ------------------------------------
                                            Matthew Plavan,
                                            Chief Financial Officer




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